Exhibit 10.9

Wabash License Letter Revision

July 30, 2003

Re: Revision to License Agreement The E-Gas™

Technology (Agreement) dated June 1, 2000

Gasification Engineering Corporation	Wabash River Energy Ltd.
1000 Louisiana Street, Suite 3800	444 W. Sandford Ave.
Houston, TX 77002	West Terre Haute, IN 47885

ATTN: Mr. Harry Graves

Gentlemen:

This refers to the License Agreement The E-Gas™ Technology (Agreement) dated June 1, 2000, under which Gasification Engineering Corp. and Wabash River Energy Ltd. have agreed to certain terms and licensing conditions.

Gasification Engineering Corp., ConocoPhillips Company and Wabash River Energy Ltd. desire to amend this Agreement as follows.

Amend the first paragraph on page one (1) of the Agreement to read as follows:

THIS AGREEMENT, effective as of the 1st day of June, 2000, by and between Gasification Engineering Corp, an Ohio corporation, hereinafter referred to as “GEC” or “LICENSOR”, and Wabash River Energy Ltd., hereinafter referred to as “Wabash” or “LICENSEE”, an Indiana corporation located at 444 Sanford Ave West, Terre Haute, Indiana 47885;

Amend DEFINITIONS by inserting new definitions (h), (i) and (j), as follows:

(h)	“LICENSEE’s Technical Information” shall mean any and all technical data and operating information, which is necessary or useful for the design and operation of a plant for the practice of the E-Gas Technology, which Licensee owns, controls or has the right to license.

July 29, 2003

(i)	“LICENSEE’s Patent Rights” shall mean all claims of Letters Patent owned or controlled by Licensee, in the sense of having the right to grant licenses thereunder without making payments therefore to others, based on inventions heretofore conceived or conceived at any time after the effective date of this Agreement (June 1, 2000), insofar and only insofar as such claims cover, in whole or in part, The E-Gas Technology.

(j)	“COP” shall mean ConocoPhillipsCompany, a Delaware corporation having a business address of 600 North Dairy Ashford, Houston, TX 77079.

Amend CROSS-LICENSING, as follows:

LICENSE GRANTS BY LICENSEE AND CROSS-LICENSING

5. (a)	LICENSEE hereby grants to COP a perpetual, irrevocable, nonexclusive, royalty-free, paid-up license, with the right to grant sub-licenses, (1) under LICENSEE’s Patent Rights, if any, to practice The E-Gas Technology throughout the world, and (2) to use throughout the world LICENSEE’s Technical Information; provided however, that such sub-licenses shall be granted only to those parties that grant to COP similar rights which inure to the benefit of LICENSEE.

(b)	LICENSEE hereby grants, assigns, agrees to grant and agrees to assign, as part of this Agreement any and all LICENSEE’s Patent Rights and any and all LICENSEE’s Technical Information heretofore conceived or conceived at any time after the effective date of this Agreement (June 1, 2000).

Amend CONFIDENTIAL INFORMATION, as follows:

CONFIDENTIAL INFORMATION

6. (a)

LICENSEE covenants and agrees that it will, at all times hereafter (notwithstanding this AGREEMENT shall have terminated), keep secret and confidential all technical information communicated to it by LICENSOR and/or COP under this AGREEMENT and will neither use, except as licensed hereunder, nor divulge to any person or persons, firms or corporations, any technical information; provided, however, that COP shall have the right to disclose such technical information communicated to it by LICENSEE to any contractor or engineering firm employed by it to render services in connection with E-GAS™ Technology under this Agreement if COP shall first require such contractor or engineering firm to enter into a written agreement with COP safeguarding the confidential nature and secrecy of the technical information of LICENSEE at least to the same extent to which the COP is obligated hereunder. The provisions of this Paragraph 6 shall not apply to information which is in or

July 29, 2003

shall enter the public knowledge from a source other than the party receiving the same hereunder. Notwithstanding the foregoing, COP may disclose to any other of its licensees, under similar secrecy requirements, technical information relating to the E-GAS™ Technology received by COP from LICENSEE or LICENSOR if such licensee agrees in a similar manner to make similar technical information from it available through COP to its other licenses.

(b)	Nothing contained herein shall be construed as preventing either party from utilizing or disclosing in any way it sees fit drawings, specifications, know-how or technical information of any kind which it may legitimately and lawfully now have or may so acquire in the future as a result of its own investigations or operations form sources other than the other party or the agents or representatives of the other party.

ACCEPTED AND AGREED TO THIS
30th DAY OF JULY,2003

GASIFICATION ENGINEERING CORPORATION

By

Title	Chairman

ACCEPTED AND AGREED TO THIS
30th DAY OF JULY, 2003

CONOCOPHILLIPS COMPANY

By

Title	Executive Vice President

ACCEPTED AND AGREED TO THIS
30th DAY OF JULY, 2003

WABASH RIVER ENERGY LTD.

By

Title	Chairman